As filed with the Securities and Exchange Commission on December 3, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________________

SPORT SUPPLY GROUP, INC.
(Exact name of registrant as specified in its charter)
 __________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	22-2795073 (I.R.S. Employer Identification No.)

1901 Diplomat Drive
Farmers Branch, Texas 75234
(Address of principal executive offices, including zip code)

SPORT SUPPLY GROUP, INC.
AMENDED AND RESTATED 2007 LONG-TERM INCENTIVE PLAN
 (Full title of the plan)

Terrence M. Babilla
President, Chief Operating Officer,
General Counsel and Secretary
1901 Diplomat Drive
Farmers Branch, Texas 75234
(972) 484-9484
(Name, address, including zip code, and telephone number, including area code, of agent for service)

copy to:

Alan J. Bogdanow
Vinson & Elkins L.L.P.
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, Texas  75201
(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☐	Smaller Reporting Company	☑

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	500,000 shares	(1)	$10.99	$5,495,000	$307.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) that become issuable under the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.  The maximum offering price per share and the maximum aggregate offering price are based on a price of $10.99 per share, which is the average of the high and low trading prices of the Registrant’s Common Stock reported on the NASDAQ Stock Market on December 2, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 500,000 additional shares of Common Stock of Sport Supply Group, Inc., a Delaware corporation (the “Registrant”), that may be issued under the Sport Supply Group, Inc. Amended and Restated 2007 Long-Term Incentive Plan, as amended from time to time.  The contents of the Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on July 10, 2008 (File No. 333-152251) and on June 29, 2007 (File No. 333-144178) are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 8.    Exhibits.

Exhibit Number	Description
4.1
 Certificate of Incorporation of the Registrant, filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-15289), filed with the Commission on September 9, 1999 and incorporated herein by reference.

4.2
Certificate of Amendment of Certificate of Incorporation of the Registrant, filed as Exhibit 3.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-34294), filed with the Commission on May 8, 2000 and incorporated herein by reference.

4.3
Amendment to Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15289), filed with the Commission on July 2, 2007 and incorporated herein by reference.

4.4	Bylaws of the Registrant filed as Exhibit 2 to the Registrant’s Registration Statement on Form 8-A (File No. 001-15289), filed with the Commission on September 9, 1999 and incorporated by reference.

4.5
Amendment to the Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15289), filed with the Commission on June 14, 2007 and incorporated herein by reference.

4.6
Amendment to the Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-15289), filed with the Commission on July 2, 2007 and incorporated herein by reference.

4.7
Specimen Certificate of Common Stock, $0.01 par value, of the Registrant, filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-15289), filed with the Commission on September 13, 2007 and incorporated herein by reference.

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Grant Thornton LLP.

23.3*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney (included in the signature pages hereto).

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmers Branch, State of Texas, on the third day of December, 2009.

SPORT SUPPLY GROUP, INC.

By:	/s/ John E. Pitts
John E. Pitts
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below authorizes and appoints Adam Blumenfeld and John E. Pitts as his attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign and execute any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement that the Registrant may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Adam Blumenfeld	Chairman of the Board and Chief Executive Officer	December 3, 2009
Adam Blumenfeld	(Principal Executive Officer)

/s/ John E. Pitts	Chief Financial Officer	December 3, 2009
John E. Pitts	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jeff Davidowitz	Director	December 3, 2009
Jeff Davidowitz

/s/ Richard Ellman	Director	December 3, 2009
Richard Ellman

/s/ William M. Lockhart	Director	December 3, 2009
William M. Lockhart

/s/ William H. Watkins, Jr.	Director	December 3, 2009
William H. Watkins, Jr.

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INDEX TO EXHIBITS

Exhibit Number	Description
4.1
 Certificate of Incorporation of the Registrant, filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-15289), filed with the Commission on September 9, 1999 and incorporated herein by reference.

4.2
Certificate of Amendment of Certificate of Incorporation of the Registrant, filed as Exhibit 3.10 to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-34294), filed with the Commission on May 8, 2000 and incorporated herein by reference.

4.3
Amendment to Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15289), filed with the Commission on July 2, 2007 and incorporated herein by reference.

4.4	Bylaws of the Registrant filed as Exhibit 2 to the Registrant’s Registration Statement on Form 8-A (File No. 001-15289), filed with the Commission on September 9, 1999 and incorporated by reference.

4.5
Amendment to the Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-15289), filed with the Commission on June 14, 2007 and incorporated herein by reference.

4.6
Amendment to the Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-15289), filed with the Commission on July 2, 2007 and incorporated herein by reference.

4.7
Specimen Certificate of Common Stock, $0.01 par value, of the Registrant, filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-15289), filed with the Commission on September 13, 2007 and incorporated herein by reference.

5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Grant Thornton LLP.

23.3*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included in the signature page hereto).

*Filed herewith